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REPORT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS



To the Shareholders and Board of Directors of The Morgan Group, Inc.:

We have audited the accompanying balance sheets of The Morgan Group, Inc. (a Delaware Corporation) and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in redeemable preferred stock, common stock and other shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Morgan Group, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                              ARTHUR ANDERSEN LLP

Chicago, Illinois,
February 5, 1996

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INDEPENDENT AUDITOR'S REPORT

To the Board of Directors

Capital Communications Company, Inc.
Bronxville, New York



         We have audited the accompanying balance sheets of Capital Communications Company, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Communications Company, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        McGladry & Pullen


New York, New York
January 26, 1996

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Independent Auditor's Report

To the Partners of Coronet Communications Company
Bronxville, New York



         We have audited the accompanying balance sheets of Coronet Communications Company as of December 31, 1995 and 1994, and the related statements of operations, partners' capital (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coronet Communications Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        McGladry & Pullen

New York, New York
January 19, 1996

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INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Spinnaker Industries, Inc.:

We have audited the accompanying balance sheet of the Central Products Company (a wholly-owned subsidiary of Spinnaker Industries, Inc.) as of December 31, 1995 and the related statements of operations and shareholder's equity and cash flows for the three months ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Central Products Company as of December 31, 1995 and the results of its operations and its cash flows for the three months ended December 31, 1995 in conformity with generally accepted accounting principles.


Deloitte & Touche LLP

Milwaukee Wisconsin
February 26, 1996